UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 4, 2010

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Stock Purchase Agreement.  On November 3, 2010, Hyperdynamics Corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with two institutional funds under management of affiliates of BlackRock (collectively, the “Investors”) pursuant to which they agreed to purchase, subject to the satisfaction of customary closing conditions, an aggregate of 15,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.00 per share in a private placement (the “Private Placement”).  The closing of the Private Placement is expected to take place subject to the satisfaction of customary closing conditions.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties.

This description of the Stock Purchase Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the form of Stock Purchase Agreement, filed herewith as Exhibit 10.1.

Registration Rights Agreement. On November 3, 2010, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), and cause to be declared effective by the SEC, a registration statement on an applicable SEC registration form covering the resale from time to time of the Shares. Under the terms of the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to file the registration statement with the SEC within 30 days following the closing of the sale of Shares and to use its commercially reasonable efforts to cause the registration statement to become effective within 120 days of the closing of the sale of the Shares.  The registration rights for any purchaser or holder of the Shares shall expire if all of the Shares held by such purchaser or holder may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), without restriction or limitation pursuant to Rule 144 (or any successor rule) under the Securities Act.

In the event that (i) (A) the Company does not file the Registration Statement with the SEC on or prior to the applicable filing deadline or (B) the Registration Statement is not declared effective by the SEC on or prior to such deadline; or (ii) on any day after the effective date of such Registration Statement, sales of registrable securities cannot be made because of a failure to: (x) keep such Registration Statement effective or (y) disclose such information as is necessary for sales to be made or (z) register a sufficient amount of its common stock, then the Company will pay to each Investor an amount in cash equal to one percent (1%) of the aggregate purchase price paid by such Investor on every 30th day until such failure is cured (pro-rated for periods totaling less than 30 days), not to exceed, in the aggregate, ten percent (10%) of the aggregate purchase price of all the Shares.  In the event that the Company fails to pay in a timely manner, the payments to each Investor will bear interest at the rate of one-half of one percent (0.5%) per month (pro-rated for partial months) until paid in full.

The Registration Rights Agreement provides for customary indemnification for the Company and the purchasers or holders of the Shares.

This description of the Registration Rights Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the form of Registration Rights Agreement, filed herewith as Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities.

On November 3, 2010, the Company entered into the Stock Purchase Agreement pursuant to which the Investors agreed to purchase, subject to the satisfaction of customary closing conditions, the Shares for a purchase price of $2.00 per share, with gross proceeds to the Company of $30 million and net proceeds of $29.9 million after the payment of certain expenses associated with the Private Placement.  The proceeds will be used for general corporate purposes, including the funding of certain expenses related to the Company’s concession off the coast of the Republic of Guinea and working capital.  The Shares were offered and sold by the Company in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D.  Pursuant to the Purchase Agreement, each of the Investors made representations to the Company regarding their respective suitability to invest in the Private Placement, including, without limitation, that each Investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act.

This Current Report on Form 8-K (the “Current Report”) shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On November 4, 2010 the Company issued a press release announcing the Private Placement.  A copy of the press release issued by the Company in connection with the Private Placement is filed herewith as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are included with this Current Report:

Exhibit No.	Description

Exhibit 10.1	Form of Stock Purchase Agreement, dated November 3, 2010 among Hyperdynamics Corporation and the Investors.

Exhibit 10.2	Form of Registration Rights Agreement, dated November 3, 2010 among Hyperdynamics Corporation and other parties.

Exhibit 99.1	Press Release, dated November 4, 2010, of Hyperdynamics Corporation, announcing the private placement of shares of its Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	November 4, 2010	By:	/s/ Ray Leonard
		Name:	Ray Leonard
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Stock Purchase Agreement, dated November 3, 2010 among Hyperdynamics Corporation and other parties.

Exhibit 10.2	Form of Registration Rights Agreement, dated November 3, 2010 among Hyperdynamics Corporation and other parties.

Exhibit 99.1	Press Release, dated November 4, 2010, of Hyperdynamics Corporation, announcing the private placement of shares of its Common Stock.